Exhibit 4.3

POWER-ONE, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Indenture

dated as of May 8, 2009

$36,375,000

6.0%/8.0%/10.0% Convertible Senior Notes due 2019

i

(Continued)

(Continued)

(Continued)

		Page

Section 12.07	Legal Holiday	68
Section 12.08	Rules by Trustee, Paying Agent, Conversion Agent and Registrar	68
Section 12.09	Governing Law	68
Section 12.10	No Adverse Interpretation of Other Agreements	68
Section 12.11	Successors and Assigns	69
Section 12.12	Duplicate Originals	69
Section 12.13	Separability	69
Section 12.14	Table of Contents and Headings	69
Section 12.15	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	69
Section 12.16	Waiver of Jury Trial	69
Section 12.17	Force Majeure	69

EXHIBIT A                           Form of Note

EXHIBIT B                            Restricted Common Stock Legend and IAI Common Stock Legend

EXHIBIT C                            Form of Certificate of Designation for Junior Convertible Preferred Stock

v

CROSS REFERENCE TABLE*

*Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	N.A.
(b)	N.A.
(c)	N.A.
312(a)	2.05
(b)	12.04
(c)	12.04
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	12.03
(d)	7.06
314(a)	4.04; 4.05; 12.03
(b)	N.A.
(c)(1)	12.05
(c)(2)	12.05
(c)(3)	N.A.
(d)	N.A.
(e)	12.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01

N.A. means not applicable

INDENTURE, dated as of May 8, 2009, between Power-One, Inc., a Delaware corporation, as the “Company” and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the initial issuance of $36,375,000 aggregate principal amount of the Company’s 6.0%/8.0%/10.0% Convertible Senior Notes Due 2019 (the “Notes”).  All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.  This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise; provided, however, that, notwithstanding the foregoing, neither the Initial Purchasers nor any of their Permitted Transferees will be deemed to be Affiliates of the Company or its Subsidiaries.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act.

“Beneficial Owner” means any Person that Beneficially Owns a beneficial interest in a Global Note held in accordance with the rules and procedures of the Depositary.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or the Corporate Trust Office are authorized or obligated to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change in Control” means the occurrence of a Fundamental Change of the type described in the clauses (i), (ii), (iii) or (iv) of the definition of “Fundamental Change” contained in Section 3.01(a).

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a U.S. national  or regional securities exchange, as reported on the quotation system on which such security is quoted.  If the Common Stock is not listed or admitted for trading on a U.S. national or regional securities exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If the Common Stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Consolidated EBITDA” means for any period, without duplication, Consolidated Net Income for such period, plus, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) taxes, (ii) Fixed Charges, (iii) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (iv) depreciation and amortization, (v) amortization of intangibles (including but not limited to goodwill) and organization costs, (vi) any extraordinary charges, (vii) losses on Dispositions outside the ordinary course of business, (viii) charges in respect of excess or obsolete inventory in excess of $1,000,000 in any fiscal quarter, (ix) solely in connection with the closure of a single facility site after the Issue Date, charges incurred prior to April 4, 2011 relating to severance, the termination of leases (including required repairs to such facility site) and costs relating to the transportation of equipment located at such closing facility site to other facilities, not in excess of $15.0 million in the aggregate after the Issue Date, and (x) any other non-cash charges (excluding any such charge incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period), and minus, to the extent included in determining Consolidated Net Income for such period, (A) any extraordinary gains, (B) gains on Dispositions outside of the ordinary course of business, (C) any other non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserved for, anticipated cash charges in any prior period that are described in the parenthetical to clause (x)  above and (D) interest income.

“Consolidated Net Income” means for any period, the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Continuing Director” means a director who either was a member of the Board of Directors on the Issue Date or who becomes a member of the Board of Directors subsequent to that date and who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election, in each case either by a specific vote or by approval of a proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as a nominee of the Board of Directors for election as director.

“Conversion Date” means the date on which the Holder of the Note has complied with all requirements under this Indenture to convert such Note.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing $1,000 by the Conversion Rate in effect on such date.

“Conversion Rate” means 740.7407407 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment pursuant to Article 10.

“Corporate Trust Office” means the office of the Trustee at which the trust created by this Indenture is principally administered, which at the date of the Indenture is located at The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, 5th Floor, Los Angeles, California 90017, Attention:  Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” of Common Stock on any day means the average of the Closing Prices per share of Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“Disposition” means any sale, conveyance, assignment, transfer or other disposal of any of the Company’s or its Subsidiary’s property, business or assets.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Exchange” means the NASDAQ Global Market or any other U.S. national securities exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Fair Market Value” means, with respect to any Notes of a Beneficial Owner to be redeemed pursuant to Section 3.10:

(i)            if such Beneficial Owner is able to obtain on the Business Day prior to delivery of the Option Purchase Notice in respect of such Beneficial Owner’s Notes in accordance with Section 3.10(a) a firm price quote from one or more Brokers pursuant to which such Broker(s) offers to purchase on such date all, but not less than all, of the Notes that such Beneficial Owner wishes to redeem, the highest purchase price (net of commissions) quoted; or

(ii)           if such Beneficial Owner is unable to obtain any price quotes as contemplated in clause (i) of this definition (including, for the avoidance of doubt, as a result of any Broker failing to respond to such Beneficial Owner’s inquiry for, or to provide, a firm price quote with respect to such Notes), then the Fair Market Value of such Notes shall conclusively be deemed to be an amount less than 110% of the sum of (x) the Option Purchase Price plus (y) accrued and unpaid interest, if any, on such Notes.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(i)            the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to hedging obligations in respect of interests rates; plus

(ii)           the aggregate amount of interest, on a consolidated basis, of such Person and its Subsidiaries that was capitalized during such period; plus

(iii)          any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(iv)          the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on capital stock payable solely in capital stock of the Company or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Exhibit A.

“Guarantee Obligation” means as to any Person, any obligation, contingent or otherwise of such Person guaranteeing any Indebtedness of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of the guaranteeing Person (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor so as to enable such primary obligor to pay such Indebtedness, (iii) to purchase property, securities or services for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (iv) otherwise to protect the owner of any such Indebtedness against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (x) any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (y) indemnification obligations of the Company or any of its Subsidiaries entered into in the ordinary course of business or (z) obligations of the Company or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Company or such Subsidiary sells goods or inventory to other Persons under agreements obligating the Company or such Subsidiary to repurchase such goods or inventory, at a price not exceeding the original sale price, upon the occurrence of certain specified events. The amount of any Guarantee Obligation of any guaranteeing Person at any time shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made at such time and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation at such time, unless such Indebtedness and such maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith at such time; provided, however, that for purposes of this definition the liability of the guaranteeing Person with respect to any obligation as to which a third Person or Persons are jointly or jointly and severally liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof shall be only as to its pro rata portion of such obligation.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, raw materials, equity or debt instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Certificated Note” means a Certificated Note that bears the IAI Note Legend.

“IAI Common Stock Legend” means the legend set forth in Exhibit B.

“IAI Global Note” means a Global Note that bears the IAI Note Legend representing Notes initially issued and sold pursuant to the Purchase Agreement to the Initial Purchasers, all of which are Institutional Accredited Investors.

“IAI Note” means a Note that bears the IAI Note Legend.

“IAI Note Legend” means the legend set forth in Exhibit A.

“Indebtedness” means of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all obligations of such Person upon which interest charges are customarily paid; (iii) all obligations of such Person under conditional sale or other title retention agreements related to assets or other property acquired by such Person; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, excluding current accounts payable incurred in the ordinary course of business and any earn-out obligations not recorded as liabilities under GAAP; (v) the portion of the obligations of such Person as lessee under any lease of any asset or other property which, in conformity with GAAP as in effect on the Issue Date, that is required to be capitalized on a balance sheet of such Person; (vi) all Guarantee Obligations of such Person; (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all net obligations of such Person under Hedging Agreements; and (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, or in respect of bankers’ acceptances.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Purchasers” means the Purchasers named as such in the Purchase Agreement.

“Institutional Accredited Investor” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means each May 8 and November 8 of each year, commencing November 8, 2009.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Junior Convertible Preferred Stock” means shares of Junior Convertible Preferred Stock of the Company issued pursuant to the Certificate of Designation in the form attached as Exhibit C.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Make-Whole Amount” means, with respect to any Note being repurchased pursuant to Section 3.01, the excess, if any, of (i) the present value on the date of such repurchase of (a) 100% of the principal amount of such Note, assuming such Note were redeemed on May 8, 2014 pursuant to Section 3.04(b), plus (b) all required interest payments due on such Note through May 8, 2014 assuming such Note were redeemed on May 8, 2014 pursuant to Section 3.04(b), computed using a 3.125% discount rate over (ii) the principal amount of such Note.

 “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the primary exchange or trading system on which such shares are traded) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means May 8, 2019.

“Maximum Voting Power” means, at the time of determination, the total number of votes which may be cast by all capital stock on a matter subject to the vote of the Common Stock and any other security that constitute Voting Securities of the Company voting together as a single class after giving effect to any limitation on voting power governing Voting Securities of the Company.

“Notes” has the meaning assigned to such term in the Recitals.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the chief accounting officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“OID Note Legend” means the legend set forth in Exhibit A.

“Opinion of Counsel” means a written opinion signed by legal counsel, satisfactory to the Trustee, who may be an employee of or counsel to the Company.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

 “Permitted Indebtedness Amount” means, as of any date, the greater of (i) $127.0 million and (ii) an amount equal to 3.0 times the Company’s Consolidated EBITDA for the immediately preceding four consecutive completed fiscal quarters for which financial statements of the Company prepared in accordance with GAAP are available.

“Permitted Liens” means:

(i)            Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(ii)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(iii)          Liens of carriers, warehousemen, mechanics, suppliers, materialmen, landlords operators, repairmen and other similar Liens incurred in the ordinary course of business;

(iv)          easements, rights-of-way zoning restrictions, reservations, encroachments and other similar encumbrances in respect of real property, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property;

(v)           leases or subleases granted to others in the ordinary course of business that do not materially interfere with the business of the Company and its Subsidiaries;

(vi)          Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security, including any Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

(vii)         Liens incurred or deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements, including liens of judgments thereunder that are not currently dischargeable;

(viii)        Liens on any property held in trust pursuant to defeasance or covenant defeasance provisions governing Indebtedness of the Company arising in connection with any defeasance or covenant defeasance of such Indebtedness;

(ix)           Liens to secure (or encumbering deposits securing) obligations arising from warranty or contractual service obligations of the Company or any of its Subsidiaries, including rights of offset and setoff; and

(x)            Liens securing Indebtedness permitted to be incurred under Section 4.08.

“Permitted Transfer” means any transfer of the Notes not prohibited under Section 8.1 of the Purchase Agreement.

“Permitted Transferee” has the meaning given such term in the Purchase Agreement.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Public Sale” has the meaning set forth in the Purchase Agreement.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of April 23, 2009, among the Company and the Initial Purchasers.

“Purchase at Holder’s Option” means a repurchase of Notes at Holders option in accordance with Section 3.10.

“Redemption Date” means the date specified by the Company for redemption of the Notes in accordance with Section 3.07.

“Redemption Price” means, with respect to a Note to be redeemed by the Company in accordance with Section 3.04, 100% of the then outstanding principal amount of such Note to be redeemed.

“Register” has the meaning assigned to such term in Section 2.03.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of May 8, 2009, among the Company and the Initial Purchasers.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 23 or October 23 (whether or not a Trading Day) next preceding such Interest Payment Date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Note” means a Certificated Note that bears the Restricted Note Legend.

“Restricted Common Stock Legend” means the legend set forth in Exhibit B.

“Restricted Global Note” means a Global Note that bears the Restricted Note Legend representing Notes transferred pursuant to Rule 144A and in accordance with the Purchase Agreement.

“Restricted Note” means a Note that bears the Restricted Note Legend.

“Restricted Note Legend” means the legend set forth in Exhibit A.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

A “Termination of Trading” will be deemed to have occurred if, for a period of 10 consecutive Business Days, the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established U.S. automated interdealer quotation system and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Global Market or, if the Common Stock is not listed on the NASDAQ Global Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.  A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

 “Unexpected Delisting” means any delisting of the Common Stock from the NASDAQ Global Market directly as a result of the execution of the Purchase Agreement and the consummation of the transactions contemplated thereby.

“Voting Securities” means, with respect to any Person, securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02           Other Definitions.

Term	Defined in Section
“Act”	1.05
“Aggregate Amount”	10.10
“Average Sale Price”	10.08
“Bankruptcy Default”	6.01
“beneficial owner”	3.01(a)
“Brokers”	3.10
“Company Order”	2.02
“Conversion Agent”	2.03
“Defaulted Interest”	11.02
“Disposition Event”	10.12
“Distributed Assets”	10.08(a)
“Event of Default”	6.01
“Expiration Date”	10.10
“Expiration Time”	10.10
“Fundamental Change”	3.01(a)
“Fundamental Change Purchase Date”	3.01(a)
“Fundamental Change Purchase Notice”	3.01(c)
“Fundamental Change Purchase Price”	3.01(a)
“Legal Holiday”	12.07

Term	Defined in Section
“Option Purchase Date”	3.10(a)
“Option Purchase Notice”	3.10(b)
“Option Purchase Price”	3.10(a)
“Primary Registrar”	2.03
“Purchased Shares”	10.10
“QIB”	2.01(b)
“Reference Period”	10.08(a)
“Reference Property”	10.12
“Restricted Securities”	2.14
“Rights”	10.23
“Shareholders Rights Plan”	10.23
“Special Record Date”	11.02
“Trigger Event”	10.11

Section 1.03    Incorporation by Reference of Trust Indenture Act.Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.04   Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(d)           all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(e)           references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments as amended, restated or supplemented from time to time, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f)            in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g)           “or” is not exclusive;

(h)           “including” means including, without limitation; and

(i)            words in the singular include the plural, and words in the plural include the singular.

Section 1.05   Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2.

THE NOTES

Section 2.01           Form, Dating and Denominations; Legends.

(a)           The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A.  The terms and provisions contained in the form of the Note attached as Exhibit A constitute and are hereby expressly made a part of the Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable only in denominations of $2,000 in principal amount and any integral multiple of $1,000 in excess thereof.

(b)           Restricted Notes.  All of the Notes are initially being offered and sold pursuant to the Purchase Agreement to the Initial Purchasers, all of which are Institutional

Accredited Investors, and are initially being issued in the form of an IAI Global Note (which will bear the Global Note Legend, the OID Legend and the IAI Note Legend set forth in Exhibit A hereto), which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary’s nominee, Cede & Co.  All Notes transferred by Initial Purchasers to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act and in accordance with the Purchase Agreement, shall be issued in the form of one or more Restricted Global Notes (which will bear the Global Note Legend, the OID Legend and the Restricted Note Legend set forth in Exhibit A hereto), which shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co. The aggregate principal amount of each of the IAI Global Notes and the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c)           Global Notes in General.  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes.  Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d)           Book Entry Provisions.  The Company shall use its reasonable efforts to execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the Global Note Legend and the OID Legend substantially to the effect set forth in Exhibit A.  This Section 2.01(d) shall only apply to Global Notes deposited with or on behalf of the Depositary.

Section 2.02           Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.  Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $36,375,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”).  The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented initially by a Global Note and the date on which each original issue of Notes is to be authenticated.  The initial aggregate principal amount of Notes outstanding at any time may not exceed $36,375,000 except as provided in Section 2.07 and except as provided in the next succeeding paragraph.

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof.

Section 2.03           Registrar, Paying Agent and Conversion Agent.  The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States.  One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Company shall treat each Person whose name is recorded in the Register as the owner of such Note as the owner thereof for all purposes of this Indenture notwithstanding any notice to the contrary.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.

Section 2.04           Paying Agent To Hold Money In Trust.  Prior to 11:00 a.m., New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due.  A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent.  Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05           Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders.  If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06           Transfer and Exchange.  Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Note is presented to a Registrar with a request to register a transfer thereof or exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the applicable form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.11, Section 9.03(b) or Section 10.02(g) not involving any transfer.  No transfer shall be effective unless recorded in the Register.

The Company, Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or to exchange any Note (i) for a period of 20 calendar days before selecting, pursuant to Section 3.06, Notes to be redeemed or (ii) during a period beginning at the opening of business 20 calendar days before the mailing of a notice of redemption under Section 3.07 and ending at the close of business on the day of such mailing or (iii) that has been selected for redemption or for which a Fundamental Change Purchase Notice or Purchase Notice has been delivered pursuant to Section 3.01 or 3.10, and not withdrawn, in accordance with this Indenture, except, in the case of a partial redemption, purchase or repurchase, that portion of such Note not being redeemed or repurchased.

All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07           Replacement Notes.  If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a replacement Note, pay or purchase such Note, as the case may be.

Upon the issuance of any replacement Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every replacement Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08           Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent holds at 11:00 a.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09           Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.  Any Notes or shares of Common Stock issued upon the conversion of Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or shares of Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

Section 2.10           Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and, upon receipt of a Company Order, the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11           Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act), all Notes surrendered for transfer, exchange, payment, conversion, replacement or cancellation and upon written request of the Company shall deliver written certification of such cancellation of Notes to the Company.

Section 2.12           CUSIP Numbers.  The Company in issuing any Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13           Book-entry Provisions For Global Notes.

(a)           Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

(b)           In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c)           Any Certificated Note constituting a Restricted Certificated Note or an IAI Certificated Note delivered in exchange for an interest in a Global Note pursuant to Section 2.13(a) shall, except as otherwise provided by Section 2.14, bear the OID Legend and the Restricted Note Legend or the IAI Note Legend, as applicable.

(d)                                 The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.14                                Special Transfer Provisions.

(a)                                  The Initial Purchasers may only transfer Notes in accordance with the Purchase Agreement, provided that such transfers also comply with the transfer restrictions set forth in the IAI Note Legend.  Unless and until the Trustee receives written notice from the Company or a Holder that a transfer of a Note has not been made in compliance with the Purchase Agreement, the Trustee may assume without inquiry that such transfer was made in accordance with the Purchase Agreement.

(b)                                 Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.14(c), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)                                  Every Note that bears or is required under this Section 2.14(c) to bear the Restricted Note Legend or the IAI Note Legend, and any Common Stock that bears or is required under this Section 2.14(c) to bear the Restricted Common Stock Legend or the IAI Common Stock Legend (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Note Legend, the IAI Note Legend, the Restricted Common Stock Legend or the IAI Common Stock Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Notes holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.14(c), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof), and any stock certificate representing shares of Common Stock issued upon conversion of any Note, shall bear a Restricted Note Legend, IAI Note Legend, Restricted Common Stock Legend or IAI Common Stock Legend, as the case may be, unless such Note or such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 or any similar provision then in force, or such shares of Common Stock have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which conditions for removal of the Restricted Note Legend or IAI Note Legend, as the case may be, set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend or IAI Note Legend, as the case may be.  If the Restricted Note surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend or IAI Note Legend, as the case may be, the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the Restricted Note Legend or IAI Note Legend, as the case may be, shall be increased by an equal principal amount.  If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver an unlegended Global Note to the Depositary.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend required by this Section 2.14.

(d)                                 By its acceptance of any Note bearing the Restricted Note Legend or the IAI Note Legend, as the case may be, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend or the IAI Note Legend, as the case may be, and agrees that it will transfer such Note only as provided in this Indenture.

(e)                                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.

Section 2.15                                Record Date.  The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the Trust Indenture Act.

ARTICLE 3.

PURCHASES AND REDEMPTIONS

Section 3.01                                Purchase At the Option of the Holder Upon a Fundamental Change.

(a)                                   If there shall have occurred a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than 35 Trading Days after the occurrence of such Fundamental Change, unless such 35 Trading Days would not provide Holders with at least 20 Trading Days’ notice, in which event the Fundamental Change Purchase Date shall be the day that provides the shortest period necessary to provide 20 Trading Days’ notice, at a purchase price equal to the sum of (x) 100% of the principal amount of the Notes to be purchased, plus (y) in the case of a Fundamental Change set forth in clause (i), (ii), (iii) or (iv) below only, the Make-Whole Amount, plus (z) accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c); provided that if the Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date. The Company shall determine the Make-Whole Amount.

A “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i)             any “person” or “group”, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company’s outstanding Voting Securities; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act;

(ii)          the Company consolidates with or merges with or into another Person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any Person (other than a Subsidiary of the Company) or any Person (other than a Subsidiary of the Company) consolidates with or merges with or into the Company, provided that none of the circumstances set forth in this clause (ii) will be a Fundamental Change if Persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s Voting Securities immediately prior to the transaction;

(iii)       Continuing Directors cease to constitute at least a majority of the Board of Directors;

(iv)      the Company’s stockholders or Board of Directors adopts a plan for the liquidation or dissolution of the Company; or

(v)         upon the occurrence of a Termination of Trading (other than in connection with an Unexpected Delisting).

For purposes of defining a Fundamental Change:

(x)                                   the term “person” and the term “group” have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

(y)                                 the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

(z)                                   the term “beneficial owner” is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions.

(b)                                 As promptly as practicable following the date the Company publicly announces the Fundamental Change transaction, but in no event less than 20 Trading Days prior to the anticipated effective date of a Fundamental Change in the case of a Fundamental Change within the control of the Company or of which the Company has at least 30 Trading Days prior notice, the Company shall mail a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law).  The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Noteholder and shall state:

(i)                                     briefly, the events causing such Fundamental Change;

(ii)                                  the anticipated effective date of such Fundamental Change;

(iii)                               the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.01 must be given;

(iv)                              the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent;

(vii)                           the then-current Conversion Rate and any adjustments thereto;

(viii)                        that Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to Article 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)                                briefly, the procedures a Holder must follow to exercise rights under this Section 3.01;

(x)                                   that Notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(xi)                                that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn, together with any accrued interest payable with respect thereto, will be paid on or prior to the third Trading Day following the later of the Fundamental Change Purchase Date and the time of surrender of such Note;

(xii)                             briefly, the conversion rights of the Notes;

(xiii)                          the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiv)                         that, unless the Company defaults in making payment of such Fundamental Change Purchase Price and interest due, if any, interest on Notes surrendered for purchase will cease to accrue on and after the Fundamental Change Purchase Date; and

(xv)                            the CUSIP number of the Notes.

(c)                                  A Holder may exercise its rights specified in Section 3.01(a) by delivery of a written notice of purchase (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Fundamental Change Purchase Date, stating:

(i)                                     the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures if the Notes are not certificated;

(ii)                                  the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)                               that such Note shall be purchased pursuant to the terms and conditions specified in this Section 3.01.

The delivery of such Note to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest) on or prior to the third Business Day following the later of the Fundamental Change Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price).  The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02                                Effect of Fundamental Change Purchase Notice.

(a)                                  Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price, with respect to such Note.  Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Fundamental Change Purchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c).  Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

(b)                                 A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the Close of Business on the Fundamental Change Purchase Date specifying:

(i)                                     the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures, if the Notes are not certificated,

(ii)                                  the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii)                               the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Fundamental Change Purchase Notice may be in the form set forth in the preceding paragraph.

Section 3.03                                Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m. (New York City time) on or prior to the third Business Day following the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

If the Trustee or the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of a Note on the third Business Day following the Fundamental Change Purchase Date in accordance with the terms hereof, then, immediately after the Fundamental Change Purchase Date, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the holder shall terminate, other than the right to receive the Fundamental Change Purchase Price upon delivery of the Note.

Section 3.04                                Right of Redemption.

(a)                                  Subject to Section 3.04(c), (d) and (e), the Company shall have the right, at the Company’s option, during the period beginning on November 8, 2011 and ending on May 8, 2014, at any time during such period, and from time to time during such period, to redeem all or any part of the Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date in the event that the Closing Price for each of 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the day prior to mailing of a notice of redemption to Holders of the Notes in accordance with Section 3.07 shall have exceeded 300% of the applicable Conversion Price, provided, however, that the Company shall have made at least five scheduled semi-annual interest payments (including the interest payments on November 8, 2011) in the full amount required by this Indenture with respect to the Notes prior to redeeming any Notes pursuant to this Section 3.04(a).

(b)                                 Subject to Section 3.04(c), (d) and (e), the Company shall have the right, at the Company’s option, after May 8, 2014, at any time, and from time to time, to redeem all or any part of Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

(c)                                  In no event shall any Redemption Date be a Legal Holiday. Furthermore, if the Redemption Date with respect to a Note is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note (without any surrender of such Note by such Holder) at the close of business on such record date, and the Holder surrendering such Note for redemption shall receive only the Redemption Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

(d)                                 The Company shall not have the right to redeem any Note pursuant to this Section 3.04 unless at the time of the mailing of the applicable redemption notice either (x) the shelf registration statement referred to in Section 2.2 of the Registration Rights Agreement is effective and available for resales of the Common Stock issuable upon conversion of the Notes or (y) the shares of Common Stock into which the Notes are convertible into may be sold by all Holders and Beneficial Owners of the Notes under Rule 144 under the Securities Act without volume or other limitation.  Notwithstanding anything contained in the Registration Rights Agreement to the contrary, the Company also agrees to keep such shelf registration statement effective and available for resales of the Common Stock contemplated thereby without limitation until and including the Redemption Date specified in such redemption notice.

(e)                                  Notes in denominations larger than $1,000 principal amount may be redeemed pursuant to this Section 3.04 in part but only in integral multiples of $1,000 principal amount.

Section 3.05                                Notices to Trustee.  If the Company elects to redeem Notes pursuant to Section 3.04 and paragraph 7 of the Notes, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the redemption is to be made and the aggregate principal amount of Notes to be redeemed, which notice shall be provided to the Trustee by the Company at least 15 days prior to the mailing, in accordance with Section 3.07, of the notice of redemption (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.06                                Selection of Notes to be Redeemed.  If the Company has elected to redeem less than all the Notes pursuant to Section 3.04 and paragraph 7 of the Notes, the Trustee shall, within five Business Days after receiving the notice specified in Section 3.05, select the Notes to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate.  The Trustee shall make such selection from Notes then outstanding and not already to be redeemed by virtue of having been previously called for redemption.  The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000 principal amount.  Notes and portions of them the Trustee selects for redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount.  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and the principal amount thereof to be redeemed.

The Registrar need not register the transfer of or exchange any Notes that have been selected for redemption, except the unredeemed portion of the Notes being redeemed in part.  As provided in Section 2.06, the Registrar need not register the transfer of or exchange any Security for a period of 20 days before selecting, pursuant to this Section 3.06, Notes to be redeemed.

Section 3.07                                Notice of Redemption.  (A) At least 20 Business Days but not more than 30 Business Days before a Redemption Date with respect to a redemption pursuant to Section 3.04(a) and (B) at least 30 days but not more than 60 days before a Redemption Date with respect to a redemption pursuant to Section 3.04(b), the Company shall mail, or cause to be mailed, by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed, at the address of such Holder appearing in the security register.

The notice shall identify the Notes and the aggregate principal amount thereof to be redeemed pursuant to the redemption and shall state:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price plus, if applicable, accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

(iii)                               the Conversion Rate;

(iv)                              the names and addresses of the Paying Agent and the Conversion Agent;

(v)                                 that the right to convert the Notes called for Redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as provided in this Indenture upon redemption;

(vi)                              that Holders who want to convert Notes into shares of Common Stock or shares of Junior Convertible Preferred Stock must satisfy the requirements of Article 10;

(vii)                           the paragraph of the Notes pursuant to which the Notes are to be redeemed;

(viii)                        that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon redemption;

(ix)                                that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Notes called for redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, and all rights of the Holders of such Notes shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Notes and in accordance with this Indenture, the amounts due hereunder on such Notes upon redemption (and the rights of the Holder(s) of record of such Notes to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and

(x)                                   the CUSIP number or numbers, as the case may be, of the Notes.

The right, pursuant to Article 10, to convert Notes called for redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon redemption.

At the Company’s request, upon 5 days’ notice prior to the date of delivery of the notice of redemption, the Trustee shall mail the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

Section 3.08                                Effect of Notice of Redemption.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the specified Redemption Price (together with accrued and unpaid interest, if any, payable as provided herein) and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive such consideration upon surrender of such Notes to the Paying Agent.

If any Note shall not be fully and duly paid in accordance herewith upon redemption, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest at the rate borne by such Note on the principal amount of such Note, and such Note shall continue to be convertible pursuant to Article 10.

Notwithstanding anything herein to the contrary, there shall be no purchase of any Note pursuant to a redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of redemption specified in Section 3.07) and is continuing an Event of Default (other than a Default in the payment of the consideration payable as herein provided upon redemption).  The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of such an Event of Default.

Section 3.09                                Deposit of Redemption Price.  Prior to 11:00 a.m. (New York City time) on or prior to the Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the consideration payable as herein provided upon redemption with respect to all Notes to be redeemed on that date.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

Section 3.10                                Purchase of Notes at Option of the Holder.

(a)                                  At the option of the Holder thereof, Notes (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to this Section 3.10 and paragraph 9 of the Notes on May 8, 2014, May 8, 2015, May 8, 2016, May 8, 2017 and May 8, 2018 (each, an “Option Purchase Date”), at a purchase price, payable in Cash, equal to 100% of the principal amount of the Notes (or such portions thereof) to be so purchased (the “Option Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date (provided, that if such Option Purchase Date is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then such accrued and unpaid interest shall be paid, on such interest payment date, to the Holder of record of such Notes (without any surrender of such Notes by such Holder) at the close of business on such record date and the Holder surrendering such Note for repurchase shall receive only the Option Purchase Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date), upon:

(i)                                     delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is 20 Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of an Option Purchase Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A)                              the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with relevant DTC procedures if the Notes are not certificated;

(B)                                the portion of the principal amount of Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

(C)                                that such Note shall be purchased pursuant to the terms and conditions specified in Section 3.10 of this Indenture; and

(D)                               that the Beneficial Owner of the Notes attempted in good faith to obtain the price quotes referred to in clause (i) of the definition of Fair Market Value and the Fair Market Value was equal to or less than 110% of the sum of (x) the Option Purchase Price plus (y) accrued and unpaid interest, if any, on the Notes subject to redemption pursuant to this Section 3.10; and

(ii)                                  delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Option Purchase Notice, of such Notes (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option (provided, however, that the Holder of record of such Notes on the record date immediately preceding such Option Purchase Date need not surrender such Notes in order to be entitled to receive, on the Option Purchase Date, the accrued and unpaid interest due thereon).

If such Notes are held in book-entry form through the Depositary, the Option Purchase Notice shall comply with applicable procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Option Purchase Notice contemplated by this Section 3.10(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Option Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.10(b)(viii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Option Purchase Notice or written notice of withdrawal thereof.

(b)                                 The Company shall give notice (the “Option Purchase Notice”) on a date not more than 60 days nor less than 30 days prior to each Option Purchase Date to each Holder at its address shown in the register of the Registrar and to each beneficial owner as required by applicable law.  Such notice shall state:

(i)                                     the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date and the Conversion Rate;

(ii)                                  the Conversion Rate then applicable to the Notes;

(iii)                               the names and addresses of the Paying Agent and the Conversion Agent;

(iv)                              that Notes with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article 10, if otherwise convertible in accordance with Article 10, only if such Purchase Notice has been withdrawn in accordance with this Section 3.10 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(v)                                 that Notes (together with any necessary endorsements) must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus (if such Holder was the Holder of record of the applicable Note at the close of business on the record date immediately preceding the Option Purchase Date) accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(vi)                              that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, for any Note as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than such Option Purchase Date or the time of delivery of the Note as described in clause (v) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Note at the close of business on the record date immediately preceding such Option Purchase Date;

(vii)                           the procedures the Holder must follow to exercise rights under this Section 3.10 (including the name and address of the Paying Agent) and a brief description of those rights;

(viii)                        that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter, telegram or facsimile transmission (with confirmation of good transmission thereof) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option, (III) the certificate number(s) of such Notes to be so withdrawn, if such Notes are in certificated form, (IV) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Notes of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.10, which amount must be $1,000 or an integral multiple thereof;

(ix)                                that on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), interest on Notes subject to Purchase at Holder’s Option will cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder’s Option; and

(x)                                   the CUSIP number or numbers, as the case may be, of the Notes; and

(xi)                                the names and telephonic contact information for no more than three registered broker-dealers affiliated with a reputable, nationally recognized brokerage house (collectively, the “Brokers”).

At the Company’s request, upon 5 days’ notice prior to the date of delivery of the notice of redemption, the Trustee shall mail such Option Purchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.

No failure of the Company to give an Option Purchase Notice shall limit any Holder’s right pursuant hereto to exercise its rights to require the Company to purchase such Holder’s Notes pursuant to a Purchase at Holder’s Option.

(c)                                  Subject to the provisions of this Section 3.10, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, with respect to each Note subject to Purchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the applicable Option Purchase Date and the time such Note (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Note at the close of business on the record date immediately preceding such Option Purchase Date.

(d)                                 Prior to 11:00 a.m. (New York City time) on or prior to the Business Day prior to the applicable Option Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided for in Section 2.04) an amount of money in immediately available funds if deposited on such Business Day sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, with respect to all of the Notes that are to be purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e)                                  Once the Purchase Notice has been duly delivered in accordance with this Section 3.10, the Notes to be purchased pursuant to the Purchase at Holder’s Option shall, on the applicable Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), such Notes shall cease to bear interest, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Option Purchase Price (together with accrued and unpaid interest, if any, payable as provided herein).

(f)                                    Notes with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.10 may be converted pursuant to Article 10, if otherwise convertible in accordance with Article 10, only if such Purchase Notice has been withdrawn in accordance with this Section 3.10 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option.

(g)                                 If any Note subject to Purchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Note shall, until paid, bear interest, payable in cash, at the rate borne by such Note on the principal amount of such Note, and such Note shall continue to be convertible pursuant to Article 10.

(h)                                 Any Note which is to be submitted for Purchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.10 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not submitted for Purchase at Holder’s Option.

Section 3.11                                Notes Purchased or Redeemed In Part.  Any Note which is to be purchased or redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased or redeemed.  If any Note selected for partial redemption is converted in part, the principal amount of such Note subject to redemption shall be reduced by the principal amount of the Note that is converted.

Section 3.12                                Covenant To Comply With Securities Laws Upon Repurchase of Notes.  When complying with the provisions of Section 3.01 or Section 3.10 (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)                                  comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(b)                                 file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, as applicable;

(c)                                  otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.01 and 3.10 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.01 and 3.10, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Sections 3.01 and 3.10.

ARTICLE 4.

COVENANTS

Section 4.01                                Payment of Notes.

(a)                                  The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture.  Not later than 11:00 a.m. (New York City time) on the due date of any principal of or interest on any Notes, or any purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)                                 An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)                                  The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes plus 2%.

(d)                                 Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes.  With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02                                Maintenance of Office or Agency.  The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03                                Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the material rights and franchises of the Company, except in the case of such rights and franchises, where the failure to do so would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or the Company has otherwise determined that it is not in the best interest of the Company to do so; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04                                Rule 144A Information and Annual Reports.

(a)                                  At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Noteholder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issued upon conversion of any Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act.

(b)                                 The Company shall deliver to the Trustee copies of the Company’s annual reports (which shall contain audited financial statements of the Company), and quarterly and current reports and of the other information and documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act at the time the Company is required to file such annual, quarterly and current reports and other information and documents; provided that any such annual, quarterly and current reports, other information or documents required to be filed with the Commission shall be deemed delivered to the Trustee at the same time the same is filed with the Commission. Until such time as the Indenture has been qualified under the TIA, the Company shall be deemed to have complied with the previous sentence to the extent that the Company shall have filed or furnished such annual, quarterly and current reports or other information and documents to the Commission via EDGAR (or any successor electronic delivery procedure).  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon written request, to each Noteholder, annual, quarterly and current reports or other information and documents containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements.  In such event, such annual, quarterly and current reports shall be provided at the times the Company would have been required to provide the applicable report had it continued to have been subject to such reporting requirements.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates).

Section 4.05                                Reports to Trustee.

(a)                                  The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b)                                 The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.06                                Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07                                Incurrence of Debt.  The Company will not and will not permit any of its Subsidiaries to incur, create, assume, guarantee or otherwise become liable for any Indebtedness (an

“incurrence”; provided that accretion or amortization of original issue discount shall not constitute an incurrence) unless after giving effect to such incurrence the outstanding consolidated Indebtedness of the Company and its Subsidiaries does not exceed the Permitted Indebtedness Amount.

Section 4.08                                Limitations on Liens.  The Company will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom.

Section 4.09                                Limitation on Unlisting of Common Stock.  Except in connection with an Unexpected Delisting, the Company will not permit its Common Stock to be unlisted for trading on the NASDAQ Global Market or another Exchange for trading for a period in excess of 10 consecutive Business Days (other than solely due to failure to comply with Nasdaq Marketplace Rule 4310(c)(4)).

Section 4.10                                Limitation on Modifying Junior Convertible Preferred Stock.  The Company will not permit any amendment or other modification of the terms of the Junior Convertible Preferred Stock in a manner adverse to the Holders of the Notes without the consent of Holders of a majority in principal amount of the Notes.

ARTICLE 5.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01                                Consolidation, Merger, Sale or Lease of Assets by the Company.

(a)                                  The Company, without the consent of the Holders of any of the outstanding Notes, may not

(i)                                     consolidate with or merge with or into any Person, or

(ii)                                  sell, convey, transfer, or otherwise dispose of or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person;

unless

(A)      either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;

(B)        immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

(C)        the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, transfer or lease and the supplemental indenture (if any) comply with the Indenture;

provided, however, that in the event of a consolidation or merger of a wholly-owned subsidiary of the Company with and into the Company, the Company shall not be required to deliver such certificate or opinion.

(b)                                 Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture.  Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

ARTICLE 6.

DEFAULT AND REMEDIES

Section 6.01                                Events of Default.  An “Event of Default” occurs with respect to the Notes if:

(a)                                  the Company defaults in the payment of the principal of any Note, or any Fundamental Change Purchase Price when the same becomes due and payable on the Maturity Date, on the Fundamental Change Purchase Date, upon acceleration, or otherwise;

(b)                                 the Company fails to provide the notice required by Section 3.01(b) or 3.10(b) on a timely basis;

(c)                                  the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(d)                                 the Company fails to deliver all cash and any shares of Common Stock when such cash and Common Stock, if any, are required to be delivered upon conversion of a Note and the Company does not remedy such default within 10 days;

(e)                                  the Company fails to comply with any other covenant or agreement of the Company in the Indenture, the Notes, the Registration Rights Agreement or the Purchase Agreement and the default or breach continues for a period of 60 consecutive days (or 120 consecutive days in the case of a failure to comply with Section 4.04 (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act)) after receipt of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding.

(f)                                    (i) the failure by the Company or any Subsidiary to make any payment by the end of any applicable grace period after maturity of any principal with respect to Indebtedness, where the amount of such unpaid and due principal is in an aggregate amount in excess of $10,000,000, or (ii) there is an acceleration of any principal with respect to Indebtedness where the amount of such accelerated principal is in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness; in any such case of (i) or (ii), without such Indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; provided, however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to have occurred and any acceleration hereunder as a result of the related Event of Default shall be automatically rescinded;

(g)                                 the failure by the Company or any Subsidiary to pay any judgment in excess of $10,000,00, which judgments are not paid, discharged or stayed for a period of 30 consecutive days;

(h)                                 the Company or any Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(i)                                     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Subsidiary insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or any Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (h) or (i) a “Bankruptcy Default”).

Section 6.02                                Acceleration.

(a)                                  If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and interest will become immediately due and payable.  If a Bankruptcy Default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)                                 The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration with respect to such Notes and its consequences if:

(i)             all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)          the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03                                Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04                                Waiver of Past Defaults.  Except as otherwise provided in Section 6.02, Section 6.07 or Section 9.02(b), the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences.  Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06                                Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(i)                                     the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii)                                  Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(iii)                               Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv)                              the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07                                Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08                                Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09                                Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.  If the Trustee collects any money or property pursuant to this Article, it shall pay out the money and property in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the

Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11                                Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12                                Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13                                Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14                                Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7.

THE TRUSTEE

Section 7.01                                General.

(a)                                  The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)                                 Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(i)                                     this Subsection shall not be construed to limit the effect of Subsection (b) of this Section; and

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02                                Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(a)                                  In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both conforming to Section 12.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c)                                  The Trustee may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)                                  The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f)                                    The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                 No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h)                                 The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received from the Company or from Holders of Notes evidencing not less than twenty-five percent (25%) of the then outstanding Notes, written notice thereof at its address set forth in Section 12.03 and such notice references the Notes and this Indenture.

(i)                                     Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(j)                                     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k)                                  The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l)                                     In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)                               The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n)                                 The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03                                Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

Section 7.04                                Trustee’s Disclaimer.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05                                Notice of Default.  If any Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default or Event of Default to each Holder within 90 days after it occurs, unless the Default or Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06                                Reports by Trustee to Holders.  Within 60 days after each January 15, beginning with January 15, 2010, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such January 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07                                Compensation and Indemnity.

(a)                                  The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company will indemnify the Trustee and its officers, directors, employees and agents for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and of the Trustee defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.  The Trustee will notify the Company promptly for any claim for which it may seek indemnity.  Failure by the Trustee to so notify the

Company will not relieve the Company of its obligations hereunder.  The Company will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  The Company shall not be obligated to pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  To secure the Company’s payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(d)                                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.07 with respect to indemnification shall survive the termination of this Indenture.

Section 7.08                                Replacement of Trustee.

(a)                                  (i)                                     The Trustee may resign at any time by written notice to the Company.

(ii)                                  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii)                               If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)                              The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)                                 If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture.  Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)                                 Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)                                  The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09                                Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.10                                Eligibility.  The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11                                Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8.

DISCHARGE

Section 8.01                                Satisfaction and Discharge of the Indenture.

(a)                                  This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable on the Maturity Date or upon repurchase pursuant to Article 3, and the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, shares of Common Stock in respect of converted Notes, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) on the Maturity Date or, if all Notes have been submitted for repurchase on the Fundamental Change Purchase Date, the Fundamental Change Purchase Date, as the case may be; provided that, in either case, the Company pays to the Trustee all other sums payable hereunder by the Company.

(b)                                 The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

(i)                                     no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

(ii)                                  such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(iii)                               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.02                                Application of Trust Money.  Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal amount of and interest on the Notes.

Section 8.03                                Repayment to Company.  The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (x) deposited with them pursuant to Section 8.01 and (y) held by them at any time.

The Trustee and each Paying Agent shall also pay to the Company upon request any money held by them for the payment of the principal amount of Notes or interest thereon that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Fundamental Change Purchase Date (with respect to any Notes repurchased pursuant to Article 3)).  After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.04                                Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company has made any payment of the principal amount of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 9.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01                                Amendments Without Consent of Holders.  The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(a)                                  to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes, provided that such amendment or supplement does not adversely affect the rights of Holders of the Notes;

(b)                                 to comply with Article 5 or Section 10.12;

(c)                                  to comply with the Trust Indenture Act or any amendment thereto, or to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d)                                 to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(e)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(f)                                    to secure the Notes;

(g)                                 to add guarantees with respect to the Notes;

(h)                                 to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(i)                                     to add any additional Events of Default;

(j)                                     to comply with the rules of any applicable securities depositary; or

(k)                                  to make any other change that does not materially adversely affect the rights of any Holder.

Section 9.02           Amendments With Consent of Holders.

(a)           Except as otherwise provided in Section 6.07 or paragraph (b) of this Section, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b)           Notwithstanding the provisions of paragraph (a) of this Section, without the consent of each Holder affected, an amendment or waiver may not:

(i)         reduce the principal amount of, Fundamental Change Purchase Price, Redemption Price or Option Purchase Price with respect to, or any premium or interest payment on, any Note,

(ii)        make any Note payable in currency or securities other than that stated in the Note,

(iii)       change the Stated Maturity of any installment of principal of any Note,

(iv)       make any change that adversely affects the conversion rights of Holders of any Note,

(v)        make any change that adversely affects the Holders’ right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture,

(vi)       impair the right to convert or receive any principal or interest payment with respect to, a Note, or right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes,

(vii)      make any change in the percentage of the principal amount of the Notes required for amendments or waivers, or

(viii)     make any change affecting the requirement under this paragraph (b).

(c)           It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)           An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03           Effect of Consent.

(a)           After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04           Trustee’s Rights and Obligations.  The Trustee shall receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture.  If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05           Conformity With Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06           Payments for Consents.  Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is either (i) offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to such consent, waiver or amendment or (ii) paid to all Holders of the Notes (notwithstanding that some Holders may not agree to such consent, waiver or amendment).

ARTICLE 10.

CONVERSION

Section 10.01         Conversion Privilege.

(a)           Subject to and upon compliance with the provisions of this Indenture, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding the Maturity Date into fully paid and non-assessable shares of Common Stock of the Company at the Conversion Rate in effect on the Conversion Date; provided, however, that all conversions will be subject to Section 10.01(d); and provided, further, that the Company will pay Cash in lieu of fractional shares otherwise issuable upon conversion of such Note, pursuant to Section 10.03.

(b)           A Holder may convert a portion of the principal amount of a Note if the portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c)           Notes with respect to which a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to this Article 10 only if the Fundamental Change Purchase Notice has been withdrawn in accordance with Section 3.02.

(d)           A Holder (other than the Depositary) or a Beneficial Owner of the Notes may not convert any Notes pursuant to this Article 10 if, following such conversion, either (i) such Holder’s or such Beneficial Owner’s, together with such Holder’s or such Beneficial Owner’s Affiliates, aggregate voting power on a matter being voted on by holders of the Common Stock would exceed 19.9% of the Maximum Voting Power or (ii) such Holder or such Beneficial Owner, together with such Holder’s or such Beneficial Owner’s Affiliates, would Beneficially Own more than 19.9% of the then outstanding Common Stock; provided, however, that such conversion restriction shall not apply in connection with and subject to completion of (A) a Public Sale of the Common Stock to be issued upon such conversion, if following consummation of such Public Sale such Holder or such Beneficial Owner and its respective Affiliates will not Beneficially Own in excess of 19.9% of the then outstanding Common Stock and (B) a third party tender offer for the Common Stock issuable thereupon.  For purposes of the foregoing sentence, the number of shares of Common Stock Beneficially Owned by a Holder or a Beneficial Owner of the Notes, together with such Holder’s or such Beneficial Owner’s Affiliates, shall include the number of shares of Common Stock issuable upon conversion of the Notes with respect to which a conversion notice has been given, but shall exclude the number of shares of Common Stock which would be issuable upon conversion or exercise of (x) the Series A Preferred Stock, (y) any remaining, unconverted portion of the Notes, and (z) any outstanding Warrants Beneficially Owned by such Holder or such Beneficial Owner and its respective Affiliates.

(e)           Subject to and upon compliance with the provisions of this Indenture, after receiving a notice of redemption specified in Section 3.07, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding the Redemption Date specified in such notice into fully paid and non-assessable shares of Junior Convertible Preferred Stock with a liquidation preference equal to the principal amount of such Note.

Section 10.02        Conversion Procedure.

(a)           To convert a Note represented by a Global Note, a Noteholder must convert by book-entry transfer to the Conversion Agent through the facilities of the Depositary.  To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice (specifying if such conversion is for shares of Common Stock or Junior Convertible Preferred Stock), a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, and (4) if required, pay all transfer or similar taxes.  The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 12.03, of the occurrence of such Conversion Date.

(b)           As promptly as practicable and in any case within three (3) Trading Days following the Conversion Date applicable to the Notes being converted, the Company shall deliver to the Holder, through the Conversion Agent, the shares of Common Stock or Junior Convertible Preferred Stock, as applicable, required to be delivered upon the conversion of such Notes and, if applicable, any Cash in lieu of fractional shares pursuant to Section 10.03 hereof.  The person in whose name the certificate representing any shares is registered shall be treated as a stockholder of record on and after the Conversion Date.

(c)           No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10.  Upon conversion of a Note, a Noteholder will not receive, except as described below, any separate Cash payment representing accrued interest.  Instead, accrued interest will be deemed paid by the Common Stock or Junior Convertible Preferred Stock, as applicable, and, if applicable, Cash in lieu of fractional shares, if any, received by the Noteholder upon conversion.  Delivery to the Noteholder of such shares of Common Stock or Junior Convertible Preferred Stock, as applicable, and Cash, if any, will thus be deemed (1) to satisfy the Company’s obligation to pay the principal amount of a Note and (2) to satisfy the Company’s obligation to pay accrued and unpaid interest on the Note.  As a result, upon conversion of a Note, accrued and unpaid interest on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.

(d)           Holders of Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion, and such Notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made (x) in connection with any conversion following the Regular Record Date immediately preceding the Maturity Date, (y) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (z) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. The Company shall not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this paragraph.

(e)           If the Holder converts more than one Note at the same time, the number of full shares of Common Stock or Junior Convertible Preferred Stock, as applicable, that shall be delivered upon conversion and the Cash payment, if any, in lieu of fractional shares shall be based on the total principal amount of the Notes converted.

(f)            Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

Section 10.03         Fractional Shares.  The Company will not issue a fractional share of Common Stock upon conversion of a Note.  Instead, the Company will deliver Cash in lieu of a fractional share based on the Closing Price of the Common Stock on the Conversion Date (or if the Conversion Date is not a Trading Day, the next preceding Trading Day), rounded to the nearest whole cent.

Section 10.04         Taxes On Conversion.  If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock or Junior Convertible Preferred Stock, as applicable, upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Company may refuse to deliver the certificates representing the Common Stock or Junior Convertible Preferred Stock, as applicable, being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the Common Stock or Junior Convertible Preferred Stock, as applicable, is to be delivered in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05         Company To Provide Common Stock and Junior Convertible Preferred Stock.  The Company shall at all times have authorized and reserved and keep available for issuance a sufficient number of shares of Common Stock and Junior Convertible Preferred Stock to permit the delivery in respect of all outstanding Notes or shares of Junior Convertible Preferred Stock, as applicable, of the number of shares of Common Stock due upon conversion of the Notes or Junior Convertible Preferred Stock, including as may be adjusted for share splits, combinations or other similar transactions.

All shares of Common Stock and Junior Convertible Preferred Stock delivered upon conversion of the Notes or shares of Junior Convertible Preferred Stock, as applicable, shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock and Junior Convertible Preferred Stock upon conversion of Notes or Junior Convertible Preferred Stock, as applicable, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

In addition, if any shares of Common Stock or Junior Convertible Preferred Stock which would be issuable upon conversion of Notes or Junior Convertible Preferred Stock, as applicable, hereunder require registration with or approval of any governmental authority before such shares of Common Stock or Junior Convertible Preferred Stock may be issued upon such conversion, the Company will use its reasonable best efforts to cause such shares of Common Stock or Junior Convertible Preferred Stock to be duly registered or approved, as the case may be.

Section 10.06        Adjustment for Change In Capital Stock.

(a)           If the Company shall, at any time and from time to time while any of the Notes are outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Rate at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Rate by a fraction:

(i)         the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the

Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date.

If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.  Except as set forth in the preceding sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.06(a).

(b)           If the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, if the Company shall, at any time or from time to time while any of the Notes are outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately decreased.  In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.  Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

Section 10.07         Adjustment for Rights Issue.  If the Company shall, at any time or from time to time while the Notes are outstanding, distribute rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the distribution, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Dividend Date for such distribution by a fraction:

(x)                                   the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the total number of additional shares of Common Stock so offered for purchase; and

(y)                                 the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price of the Common Stock on the declaration date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price).

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.

To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants or upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Ex-Dividend Date for such distribution had not occurred.  In determining whether any rights or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors.  Except as set forth in this paragraph, in no event shall the Conversion Rate be decreased pursuant to this Section 10.07.

Section 10.08         Adjustment for Other Distributions.

(a)           If the Company shall, at any time or from time to time while the Notes are outstanding, distribute to all or substantially all holders of its Common Stock any of its Capital Stock, assets, or debt securities or any rights, warrants or options to purchase securities of the Company (excluding (x) any distributions described in Section 10.06(a) above, (y) any rights or warrants described in Section 10.07 above and (z) any all-cash dividends or other cash distributions referred to in Section 10.09 below) (such Capital Stock, assets, debt securities or rights to purchase securities of the Company being distributed hereinafter in this Section 10.08 called the “Distributed Assets”), and subject to Section 10.08(b) below, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date with respect to such distribution by a fraction:

(i)            the numerator of which will be the Current Market Price of the Common Stock, and

(ii)           the denominator of which will be the Current Market Price of the Common Stock minus the fair market value, as determined by the Board of Directors, of the portion of Distributed Assets so distributed applicable to one share of the Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Ex-Dividend Date).

Such increase shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  In the event that such distribution is not so made, the

Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.  Except as set forth in the prior sentence, in no event shall the Conversion Rate be decreased pursuant to this Section 10.08.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.08 by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price for purposes of clause (i) above, unless the Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

(b)           With respect to an adjustment pursuant to this Section 10.08 where there has been a payment of a dividend or other distribution on Common Stock of shares of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date with respect to such distribution by a fraction:

(i)         the numerator of which shall be (a) the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution on the principal national securities exchange or inter-dealer quotation system on which such securities are then listed or traded, plus (b) the average of the Closing Prices over the five Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution (the “Average Sale Price”), and

(ii)        the denominator of which shall be the Average Sale Price.

Section 10.09         Adjustment for Cash Dividends.  If the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, Cash (excluding (A) any distributions described in Section 10.10 below or (B) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business of the Ex-Dividend Date for such distribution by a fraction:

(x)                                   the numerator of which shall be equal to the Current Market Price per share of Common Stock; and

(y)                                 the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock (subject to the immediately succeeding paragraph).

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  In the event that such distribution is not so made, the

Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

Section 10.10                          Adjustment for Certain Tender Offers or Exchange Offers.  In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Notes are outstanding, distribute Cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Company or any Subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction:

(x)                                   the numerator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (2) the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and

(y)                                 the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Rate pursuant to this Section 10.10 shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date.  In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 10.10 to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.10.

Section 10.11                          Provisions Governing Adjustment to Conversion Rate.  Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 (and no adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and, except as set forth in Section 10.23, an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.07 (without giving effect to the 60 day limit on the exercisability of rights and warrants ordinarily subject to such Section 10.07) (if and to the extent such rights, options and warrants are exercisable for shares of Common Stock or Common Stock equivalents) and/or Section 10.08 (if and to the extent such rights, options and warrants are exercisable for cash and/or any shares of the Company’s Capital Stock other than shares of Common Stock or Common Stock equivalents).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.23.  In addition, except as set forth in Section 10.23, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all or substantially all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.  Notwithstanding the foregoing, (A) to the extent any such rights, options or warrants are redeemed by the Company prior to a Trigger Event or are exchanged by the Company, in either case for shares of Common Stock, the Conversion Rate shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10.11) as if such rights, options or warrants had not been issued, and instead the Conversion Rate will be adjusted as if the Company had issued the shares of Common Stock issued upon such redemption or exchange as a dividend or distribution of shares of Common Stock subject to Section 10.06(a), (B) to the extent any such rights, options or warrants are redeemed by the Company prior to a Trigger Event or are exchanged by the Company, in either case for cash, the Conversion Rate shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10.11) as if such rights, options or warrants had not been issued, and instead the Conversion Rate will be adjusted as if the Company had delivered cash upon such redemption or exchange as a dividend or distribution of cash subject to Section 10.09 (without giving effect to any of the exceptions contained therein) and (C) to the extent any such rights, options or warrants are redeemed by the Company prior to a Trigger Event or are exchanged by the Company, in either case for any capital stock, assets or debt securities or any rights, warrants or options of the Company not otherwise provided pursuant to the immediately foregoing clauses (A) or (B), the Conversion Rate shall be appropriately readjusted (if and to the extent previously adjusted pursuant to this Section 10.11) as if such rights, options or warrants had not been issued, and instead the Conversion Rate will be adjusted as if the Company had delivered capital stock, assets or debt securities or any rights, warrants or options of the Company upon such redemption or exchange as a distribution of capital stock, assets or debt securities or any rights, warrants or options of the Company subject to Section 10.08 (without giving effect to any of the exceptions contained therein).

Section 10.12                        Disposition Events.  If any of the following events (any such event, a “Disposition Event”) occurs:

(a)                                  any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)                                 any merger, consolidation or other combination involving the Company; or

(c)                                  any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other Person;

in each case, as a result of which all or substantially all of the holders of Common Stock shall be entitled to receive Cash, securities or other property for their shares of Common Stock, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that notwithstanding the provisions of Section 10.01, if a Holder converts its Notes on or after the effective date of any such Disposition Event, Notes will be convertible into, in lieu of the shares of Common Stock otherwise deliverable, the same amount and type (in the same proportions) of consideration received by holders of Common Stock in the relevant event (collectively, “Reference Property”) received upon the occurrence of such Disposition Event by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Disposition Event; provided that if the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock who affirmatively make such election.

If the Conversion Rate of the Notes shall be based on Reference Property as set forth above, the Company’s obligation to deliver the consideration described in Section 10.01 with respect to each $1,000 principal amount of Notes tendered for conversion after the effective date of any such Disposition Event, shall, notwithstanding anything to the contrary set forth in Section 10.01, be settled in units of Reference Property (if applicable) and the Company shall deliver an amount in

Reference Property, determined as set forth in Section 10.01(a), paragraph 10 of the Note and the definition of “Conversion Rate”; provided that, in each case, references to “shares of Common Stock” were instead references to “a unit of Reference Property composed of the kind and amount of Cash, securities or other property that a holder of one share of Common Stock immediately prior to such Disposition Event would have owned or been entitled to receive.”

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.  If, in the case of any such Disposition Event, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Disposition Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Noteholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at the address of such Noteholder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.12 shall similarly apply to successive Disposition Events.

If this Section 10.12 applies to any event or occurrence, none of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 shall apply.

Section 10.13                        Discretionary Adjustment.

(a)                                  The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.06, 10.07, 10.08, 10.09 and 10.10 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(b)                                 To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Section 10.14                        When Adjustment May Be Deferred.  No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the

Conversion Rate.  Any adjustments that are less than 1% of the Conversion Rate shall be carried forward and taken into account in determining any subsequent adjustment.  In addition, the Company shall make any carry forward adjustments not otherwise effected upon (a) notice of a required purchase of the notes pursuant to Section 3.01 or Section 3.10, (b) if the Company shall mail a notice of redemption pursuant to Section 3.07, (c) on May 8, 2018 and (d) on the Business Day prior to the Maturity Date.

Section 10.15                        When No Adjustment Required.

(a)                                  No adjustment need be made for a transaction referred to in Section 10.06 or Section 10.07 if Noteholders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of the Common Stock participate with respect to such transaction or event and on the same terms as holders of the Common Stock participate with respect to such transaction or event as if Noteholders, at such time, held a number of shares of Common Stock equal to the Conversion Rate at such time.

(b)                                 No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(c)                                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

(d)                                 To the extent the Notes become convertible pursuant to this Article 10 into Cash, no adjustment need be made thereafter as to the Cash.  Interest will not accrue on the Cash.

Section 10.16                          Notice of Adjustment.  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

Section 10.17                        Notice of Certain Transactions.  If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.14 or Section 10.15), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or (c)  there is a liquidation or dissolution of the Company, then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed Ex-Dividend Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution.  The Company shall file and mail the notice at least 15 days before such date; provided that if the Company elects to make a distribution described in Section 10.07, Section 10.08, or Section 10.09, and in the case of Section 10.08 or Section 10.09, that has a per share value equal to more than 10% of the Closing Price per share of Common Stock on the day preceding the declaration date for such distribution, the Company shall give notice to Holders at least 20 Trading Days prior to the Ex-

dividend Date for such distribution.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

Section 10.18                          Right of Conversion.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10 and paragraph 10 of the Notes and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 10.19                          Company Determination Final.  The Company shall be responsible for making all calculations called for hereunder and under the Notes.  These calculations include, but are not limited to, the Conversion Date, the Closing Price, the Conversion Rate and the number of shares of Common Stock, if any, to be issued upon conversion of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Noteholders.  The Company shall provide a schedule of the Company’s calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 10.20                          Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be.  The Trustee shall have no duty to make any adjustment calculations or any other calculations under this Indenture.  The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes or for any of the adjustments made hereby.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent shall have the same protection under this Section 10.20 as the Trustee.

Section 10.21                          Simultaneous Adjustments.

(a)                                  For purposes of Section 10.08, Section 10.06(a) and Section 10.07, any dividend or distribution to which Section 10.08 is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 10.08 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 10.06(a) and Section 10.07 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date” within the meaning of Section 10.06(a).

(b)                                 The reclassification of the Common Stock into securities including securities other than Common Stock other than any reclassification upon an event to which Section 10.12 applies shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the “Ex-Dividend Date” within the meaning of this Section 10.08), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of Section 10.06(b)).

Section 10.22                          Successive Adjustments.  After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

Section 10.23                          Rights Issued in Respect of Common Stock Issued Upon Conversion.  In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”), including, without limitation, a rights agreement in existence on the date of this Indenture, pursuant to which rights (“Rights”) are distributed to the holders of Common Stock of the Company and such Shareholder Rights Plan provides that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the conversion privilege or Conversion Rate at any time prior to the distribution of separate certificates representing such Rights.  If, however, prior to any conversion, the Rights have separated from the Common Stock, the Conversion Rate shall be adjusted at the time of separation as described in Section 10.11 above, subject to readjustment upon occurrence of any of the events set forth therein.

ARTICLE 11.

PAYMENT OF INTEREST

Section 11.01                          Interest Payments.Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose.  Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books.  In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 11.02                          Defaulted Interest.Except as otherwise specified with respect to the Note, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a)                                  The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”).  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                                 The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 11.03                          Interest Rights Preserved.Subject to the foregoing provisions of this Article 11 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 12.

MISCELLANEOUS

Section 12.01                          Trust Indenture Act of 1939.  The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 12.02                          Noteholder Communications; Noteholder Actions.

(a)           The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)           (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)          The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)           Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)           The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 12.03         Notices.

(a)           Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when transmission is confirmed verbally or by email, if sent by facsimile transmission.  In each case the notice or communication should be addressed as follows:

if to the Company:
Power-One, Inc.
740 Calle Plano
Camarillo, CA 93012
Attention: General Counsel
Tel:	(805) 987-8741
Fax:	(805) 383-5898

if to the Trustee: The Bank of New York Mellon Trust Company, N.A. 700 South Flower Street, 5th Floor Los Angeles, CA 90017 Attention: Corporate Unit
Tel:	(213) 630-6256
Fax:	(213) 630-6298

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)           Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)           Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.04         Communication by Holders with Other Holders.  Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 12.05         Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 12.06         Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)                                  a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)                                  a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 12.07         Legal Holiday.  A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest shall accrue for the intervening period.

Section 12.08         Rules by Trustee, Paying Agent, Conversion Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.09         Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES.

Section 12.10         No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 12.11         Successors and Assigns.  All agreements of the Company in the Indenture and the Notes will bind its successors and assigns.  All agreements of the Trustee in the Indenture will bind its successor and assigns.

Section 12.12         Duplicate Originals.  The parties may sign any number of copies of the Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13         Separability.  In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.14         Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 12.15         No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.16         Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.17         Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

POWER-ONE, INC.
as Issuer

By:	/s/ Richard J. Thompson
Name: Richard J. Thompson
Title: President and Chief Executive Officer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

[Global Notes Legend]

[The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[OID Legend]

[The following legend shall appear on the face of each Global Note:

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS SECURITY IS [          ], [        ].  FOR INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT, PLEASE CONTACT POWER-ONE, INC., AT 740 CALLE PLANO, CAMARILLO, CALIFORNIA 93012, ATTENTION: CHIEF FINANCIAL OFFICER.]

[The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH

NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

[IAI Note Legend]

[The following legend shall appear on the face of each IAI Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW.  IN NO EVENT MAY THIS NOTE BE SOLD, ASSIGNED, PLEDGED, LOANED, HEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED (COLLECTIVELY, A “TRANSFER”) BY AN INITIAL PURCHASER PRIOR TO MAY     , 2010; PROVIDED, HOWEVER, THAT AN INITIAL PURCHASER MAY TRANSFER A NOTE PRIOR TO SUCH TIME (1) TO A PERMITTED TRANSFEREE (AS DEFINED IN THE PURCHASE AGREEMENT), PROVIDED THAT SUCH TRANSFEREE AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE, THE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND THE TRANSFERRING HOLDER AGREES TO CONTINUE TO BE SO BOUND OR (2) OTHERWISE PURSUANT TO THE TERMS OF SECTION 8.1 OF THE PURCHASE AGREEMENT.  ANY INITIAL PURCHASER HOLDING THIS NOTE AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN DURING THE TIMES DESCRIBED IN THE PURCHASE AGREEMENT AND ONLY PURSUANT TO (1) A TRANSFER TO THE COMPANY, (2) A PERMITTED TRANSFER, (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (7) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE IS ADDITIONALLY SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE PURCHASE AGREEMENT.

IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION, INCLUDING AN “ASSIGNMENT FORM” IN THE FORM ATTACHED TO

THE BACK OF THIS NOTE, AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUEST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Restricted Note Legend]

[The following legend shall appear on the face of each Restricted Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (6) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.]

Power-One, Inc.

6.0%/8.0%/10.0% Convertible Senior Notes Due 2019

CUSIP No. [                    ](1)

[$                                      ]

No. [                    ]

Power-One, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to               , or its registered assigns, the principal sum of                      DOLLARS ($            ) on May 8, 2019[, which principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $36,375,000) by adjustments on the Schedule of Exchanges of Notes on the other side of this Note in accordance with the Indenture.](1)

[Initial Interest Rate:  6.0% per annum which shall accrue from the Issue Date to the first anniversary of the Issue Date;  8.0% per annum which shall accrue from the first anniversary of the Issue Date to the second anniversary of the Issue Date; 10.0% per annum which shall accrue from the second anniversary of the Issue Date to the Maturity Date].

Interest Payment Dates: May 8 and November 8, commencing November 8, 2009.

Regular Record Dates: April 23 and October 23.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1) Include only if the Note is a Global Note

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	POWER-ONE, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.0%/8.0%/10.0% Convertible Senior Notes Due 2019 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

Power-One, Inc.

6.0%/8.0%/10.0% Convertible Senior Notes Due 2019

1.            Principal and Interest.

The Company promises to pay the principal of this Note on May 8, 2019.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of (i) 6.0% per annum from the Issue Date to the first anniversary of the Issue Date, (ii) 8.0% per annum from the first anniversary of the Issue Date to the second anniversary of the Issue Date and (iii) 10.0% per annum from the second anniversary of the Issue Date and thereafter (subject to adjustment as provided below).

Interest will be payable semiannually in arrears (to the holders of record of the Notes at the close of business on the April 23 or October 23 immediately preceding the interest payment date) on each interest payment date, commencing November 8, 2009.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date.  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum of (i) 8.0% accruing from the Issue Date to the first anniversary of the Issue Date, (ii) 10.0% accruing from the first anniversary of the Issue Date to the second anniversary of the Issue Date and (iii) 12.0% from the second anniversary of the Issue Date and thereafter.  Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will established as set forth in the Indenture referred to below.

Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day, without additional interest.

2.            Registration Rights Agreement.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of May 8, 2009, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”).

3.            Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the close of business on the Regular Record

Date next preceding the related Interest Payment Date.  The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4.            Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.  The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

5.            Indenture.

This is one of the Notes issued under an Indenture dated as of May 8, 2009 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured senior obligations of the Company.

6.            Purchase at the Option of the Holder upon a Fundamental Change.

At the option of the Holder and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, the Company shall become obligated to purchase the Notes held by such Holder on the date, at the purchase price and as otherwise provided in the Indenture.

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash (and/or securities if permitted under the Indenture) sufficient to pay the Fundamental Change Purchase Price of, together with any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on or prior to the third Business Day following the Fundamental Change Purchase Date, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date whether or not the Note is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price and accrued and unpaid interest upon surrender of such Notes).

7.            Optional Redemption.

Subject to the terms of the Indenture, the Company shall have the right, at the Company’s option, during the period beginning on November 8, 2011 and ending on May 8, 2014, at any time during such period, and from time to time during such period, to redeem all or any part of the Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date in the event that the Closing Price for each of 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the day prior to mailing of a notice of redemption to Holders of the Notes in accordance with Section 3.07 of the Indenture shall have exceeded 300% of the applicable Conversion Price, provided, however, that the Company shall have made at least five semi-annual scheduled interest payments (including the interest payments on November 8, 2011) in the full amount required by the Indenture with respect to the Notes prior to redeeming any Notes pursuant to this sentence.  Subject to the terms of the Indenture, the Company shall also have the right, at the Company’s option, after May 8, 2014, at any time, and from time to time, to redeem all or any part of Notes at a price payable in Cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.  In no event shall any Redemption Date be a Legal Holiday. Furthermore, if the Redemption Date with respect to a Note is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Note (without any surrender of such Note by such Holder) at the close of business on such record date, and the Holder surrendering such Note for redemption shall receive only the Redemption Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Note at the close of business on such record date.

8.            Notice of Redemption.

Notice of redemption will be mailed (a) at least 20 Business Days but not more than 30 Business Days before a Redemption Date with respect to a redemption pursuant to the first sentence of Section 7 of this Note and (b) at least 30 calendar days but not more than 60 calendar days before the Redemption Date with respect to a redemption pursuant to the second sentence of Section 7 of this Note, to each Holder of Notes to be redeemed at its address appearing in the security register.  Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

9.            Purchase by the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Notes held by such Holder on May 8, 2014, May 8, 2015, May 8, 2016, May 8, 2017 and May 8, 2018 (each, an “Option Purchase Date”) at an Option Purchase Price, payable in Cash, equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, that if such Option Purchase Date is after the close of business on a record date for the payment of an installment of interest and on or before the related interest payment date, then such accrued and unpaid interest shall be paid on such interest payment date to the Holder of record of such Notes (without any surrender of such Notes by such Holder) at the close of business on such record date and the Holder surrendering such Notes for purchase shall receive only the Option Purchase Price and shall not be entitled to any such interest unless such Holder was also the Holder of record of such Notes at the close of business on such record date.

10.          Conversion.

Subject to and upon compliance with the provisions of this Indenture, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding May 8, 2019 into fully paid and non-assessable shares of Common Stock of the Company at the Conversion Rate in effect at the time of the conversion.  Subject to and upon compliance with the provisions of this Indenture, after receiving a notice of redemption specified in Section 3.07 of the Indenture, a Holder of a Note may, at such Holder’s option, convert such Note at any time on or prior to the Close of Business on the Business Day immediately preceding the Redemption Date specified in such notice into fully paid and non-assessable shares of Junior Convertible Preferred Stock with a liquidation preference equal to the principal amount of such Note. To convert a Note represented by a Global Note, a Noteholder must convert by book-entry transfer to the Conversion Agent through the facilities of the DTC.  To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice, a form of which is attached hereto, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, and (4) if required, pay all transfer or similar taxes. The Company will not issue a fractional share of Common Stock upon conversion of a Note but, instead, will deliver Cash in lieu of a fractional share as described in the Indenture.

Upon conversion of Note, a Holder will not receive, except as provided below or in the Indenture, any separate Cash payment representing accrued interest. Holders of Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date will receive the semiannual interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion, and such Notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made (x) in connection with any conversion following the Regular Record Date immediately preceding the Maturity Date, (y) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (z) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note. The Company shall not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this paragraph.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided for in the Indenture.

Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to the Indenture unless the Fundamental Change Purchase Notice has first been validly withdrawn in accordance with the Indenture.

11.          Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable, subject to certain limitations set forth in the Indenture.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

12.          Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency.

13.          Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

14.          Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

15.          Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.          Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.          No Recourse Against Others.

A director, officer, incorporator, agent, subsidiary, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

18.          Authentication.

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

19.          Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

20.          Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*       The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Note into shares of Common Stock, check the box: ☐

To convert this Note into shares of Junior Convertible Preferred Stock, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $[                  ] .

If you want the Cash paid to another person or the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*       The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

PURCHASE NOTICE

Certificate No. of Note:

If you want to elect to have this Note purchased by the Company pursuant to the terms and conditions specified in Section 3.01 of the Indenture, check the box: ☐

If you want to elect to have this Note purchased by the Company pursuant to the terms and conditions specified in Section 3.10 of the Indenture, check the box: ☐  If this box has been checked, the Beneficial Owner of this Note attempted in good faith to obtain the price quotes referred to in clause (i) of the definition of Fair Market Value and the Fair Market Value was equal to or less than 110% of the sum of (x) the Option Purchase Price plus (y) accrued and unpaid interest, if any, on this Note.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.01 or Section 3.10 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$
(in an integral multiple of $1,000)

Date:	Your Signatures:

(Sign exactly as your name appears on the other side of this Note)

*Signatures guaranteed by:

By:

*       The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES(2)

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature or authorized signatory of Trustee

(2) This schedule should be included only if the Note is a Global Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                             agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
Sign exactly as your name appears on the other side of this Note

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS AN IAI NOTE LEGEND —] Other than pursuant to the sale or transfer of a Note to a transferee that is not an Affiliate of the Initial Purchaser pursuant to an effective shelf registration statement filed in connection with Section 2.2 of the Registration Rights Agreement, dated as of May 8, 2009, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	To the Company.

(2)	☐	In connection with a Permitted Transfer.

(3)	☐	A transfer to a transferee that is not an Affiliate of any Initial Purchaser pursuant to Rule 144 under the Securities Act.

(4)	☐

A transfer to a person that is not an “Affiliate” of any Initial Purchaser (as described in Rule 144 under the Securities Act) pursuant to Rule 144A under the Securities Act or pursuant to Regulation S under the Securities Act.

(5)	☐	Solely if the conditions required to transfer pursuant to Rule 144 under the Securities Act, a transfer that is otherwise exempt from registration under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED NOTE LEGEND —] Other than pursuant to the sale or transfer of the Note to a transferee that is not an Affiliate of the Initial Purchaser pursuant to an effective shelf registration statement filed in connection with Section 2.2 of the Registration Rights Agreement, dated as of May 8, 2009, between the Company and the purchasers named therein, in connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	☐	pursuant to and in compliance with Rule 144 under the Securities Act of 1933; or

(5)	☐	pursuant to and in compliance with any other exemption under the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee:

EXHIBIT B

FORM OF RESTRICTED COMMON STOCK LEGEND AND
IAI COMMON STOCK LEGEND

[IAI Common Stock Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT.  IN NO EVENT MAY THIS SECURITY BE SOLD, ASSIGNED, PLEDGED, LOANED HEDGED OR OTHERWISE DISPOSED OF OR ENCUMBERED (COLLECTIVELY, A “TRANSFER”) BY AN INITIAL PURCHASER PRIOR TO MAY 8, 2010; PROVIDED, HOWEVER, THAT AN INITIAL PURCHASER MAY TRANSFER A NOTE PRIOR TO SUCH TIME (1) TO A PERMITTED TRANSFEREE, PROVIDED THAT SUCH TRANSFEREE AND AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE AND THE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND THE TRANSFERRING HOLDER AGREES TO CONTINUE TO BE SO BOUND OR (2) OTHERWISE PURSUANT TO THE TERMS OF SECTION 8.1 OF THE PURCHASE AGREEMENT.  ANY INITIAL PURCHASER HOLDING THIS NOTE AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OTHER THAN DURING THE TIMES DESCRIBED IN THE  PURCHASE AGREEMENT AND ONLY PURSUANT TO (1) A TRANSFER TO THE COMPANY, (2) A PERMITTED TRANSFER,  (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (7) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT..  THIS LEGEND SHALL BE REMOVED, AND REPLACED BY A NEW LEGEND, IN EACH CASE IF APPLICABLE, UPON THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCE.  IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY CLAUSE (5) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE

B-1

PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS SECURITY IS ADDITIONALLY SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE PURCHASE AGREEMENT.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUEST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Restricted Common Stock Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY OTHER THAN (1) TO THE COMPANY, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (5) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

B-2

EXHIBIT C

FORM OF
CERTIFICATE OF DESIGNATION FOR
JUNIOR CONVERTIBLE PREFERRED STOCK

C-1